UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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LIGHTWAVE LOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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369 Inverness Parkway, Suite 350

Englewood, CO 80112

April 13, 2018

Dear Fellow Shareholder:

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Time) on Thursday, May 17, 2018 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112. I hope you will be able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Please sign, date and return the enclosed Proxy without delay. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2017 accompanies the Proxy Statement. The proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (i) as to Proposal 1, the Proxy confers authority to vote “FOR” the two (2) persons listed as nominees for a position on the Board of Directors; (ii) as to Proposal 2, the Proxy confers authority to vote “FOR” the ratification of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) as to Proposal No. 3, the Proxy confers authority to vote “FOR” the approval of the advisory vote on the compensation of our named executive officers; (iv) as to Proposal No. 4, the Proxy confers authority to vote “FOR” the approval of  every three (3) years as the frequently we should seek an advisory vote on the compensation of our named executive officers; and (v) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each nominee for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement is in the best interest of the Company and its shareholders and recommends a vote “FOR” all nominees, “FOR” Proposals 2 and 3, and “THREE YEARS” on Proposal 4. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Your vote is important, and all shareholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, date, sign and return the enclosed proxy card or the enclosed voting instruction card as promptly as possible, or to vote by Internet or by telephone, to ensure your representation at the annual meeting. Internet or telephonic voting is available by following the instructions provided on the proxy card or the voting instruction card.

Thank you for your investment and continued interest in Lightwave Logic, Inc.

Sincerely,

/s/ Thomas E. Zelibor

Thomas E. Zelibor

Chair of the Board

LIGHTWAVE LOGIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 17, 2018

To Our Shareholders:

Notice is hereby given that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Time) on Thursday, May 17, 2018 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112, for the following purposes:

1.	To elect two (2) Directors to the Board of Directors to serve until the 2021 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To hold an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers; and

5.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 13, 2018, as the Record Date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a shareholders list will be kept at the Company’s office and shall be available for inspection by shareholders during usual business hours. A shareholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet or by telephone. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all of your shares are represented at the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors

/s/ Thomas E. Zelibor

Thomas E. Zelibor

Chair of the Board

April 13, 2018

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of Lightwave Logic, Inc. of proxies to be voted at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) that will be held at 10:00 a.m. (Mountain Time) on Thursday, May 17, 2018 at the Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112 and at any adjournments thereof (the “Annual Meeting”). In this Proxy Statement, Lightwave Logic, Inc. is referred to as “we,” “us,” “our,” “Company” or “Lightwave Logic” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect two (2) Directors to the Board of Directors; (ii) to ratify the appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) to hold an advisory vote on the compensation of our named executive officers; (iv) to hold an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers;  and (v) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the shareholders vote “FOR” all nominees, “FOR” Proposals 2 and 3, and “THREE YEARS” on Proposal 4. Only holders of record of common stock of the Company at the close of business on April 13, 2018 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of our Company are located at 369 Inverness Parkway, Suite 350, Englewood, CO 80112, and our telephone number is 720-340-4949. The approximate date on which this Proxy Statement, the proxy card or a voting instruction card and any other accompanying materials are first being sent or given to shareholders is April 13, 2018. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“Annual Report”) is enclosed with these materials but should not be considered proxy solicitation material. Additionally, the proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at www.lightwavelogic.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of record at the close of business on April 13, 2018 (the “Record Date”) and are entitled to vote at the meeting. The Company has delivered to you by mail beginning on or about April 13, 2018, the Proxy Statement and the Annual Report, along with either a proxy card or a voting instruction card. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who is entitled to vote?

Shareholders as of the close of business on the Record Date are entitled to vote. Each shareholder is entitled to one vote for each share of common stock held on the Record Date. Shareholders are not entitled to cumulative voting.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, a shareholder must present proof of ownership of Lightwave Logic stock on the Record Date. Any holder of a proxy from a shareholder must present the proxy card, properly executed. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

What am I being asked to vote on at the meeting?

We are asking our shareholders to elect directors, ratify the appointment of our independent registered public accounting firm, approve our executive compensation in a non-binding advisory vote and approve the frequency in which we seek approval of our executive compensation in a non-binding advisory vote.

How many votes are needed for approval of each item?

Proposal Number 1. Directors will be elected by a plurality of the votes cast in person or by proxy, meaning the two nominees receiving the most votes will be elected as directors. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee. Shareholders are not entitled to cumulative voting with respect to the election of directors.

Proposal Number 2. The appointment of our independent registered public accounting firm will be ratified if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal Number 3. The non-binding advisory vote on the compensation of our named executive officers will be approved if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal.

Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal Number 4. The non-binding advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers will be approved.  If none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by shareholders to be the frequency selected by the shareholders. Abstentions will not be counted in determining which of the three alternatives are favored by our shareholders, and broker non-votes will have no effect on the vote for this proposal.

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card.

What constitutes a quorum?

As of the Record Date, 75,104,532 shares of our common stock were issued and outstanding. The presence, either in person or by proxy, of the holders of thirty-three and one-third percent (33.3%) of these outstanding shares is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

How do I vote?

Record Holders:

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on your proxy card.
2.	Vote by phone. Follow the VOTE BY PHONE instructions on your proxy card.
3.	Vote by mail. Follow the VOTE BY MAIL instructions on your proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

Beneficial Owners (Holding Shares in Street Name):

1.	Vote by Internet. Follow the VOTE BY INTERNET instructions on the enclosed vote instruction form.
2.	Vote by phone. Follow the VOTE BY PHONE instructions on the enclosed vote instruction form.
3.	Vote by mail. Follow the VOTE BY MAIL instructions on the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by phone or Internet, please DO NOT mail your proxy card.

What is the difference between being a “record holder” and “holding shares in street name?”

Most shareholders of the Company hold their shares in a stock brokerage account or through a nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holders: If your shares are registered directly in your name with our Company’s transfer agent, Broadridge, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

If you hold your shares in “street name”: If your shares are held in a stock brokerage account or by a nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your nominee, who is considered the shareholder of record with respect to these shares. As the beneficial owner, you have the right to direct your nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee. Your nominee has enclosed a voting instruction card for you to use in directing the nominee how to vote your shares.

What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” all of the other proposals.

What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the proxy?

If you mark your proxy “abstain” your vote will have the same effect as a vote against the proposal, except for Proposal 4 whereby abstentions will not be counted in determining which of the three alternatives are favored by our shareholders.  A “withhold” vote with respect to any director nominee will have no effect on the election of that nominee. If you do not instruct your broker how to vote, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of our auditor is considered a routine matter, but all other proposals are considered non-routine matters. Therefore, if you do not vote on the non-routine matters or provide voting instructions, your broker will not be allowed to vote your shares on those matters and your broker will return your proxy card with no vote (the “non-vote”) on the non-routine matter. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Can I revoke or change my voting instructions before the meeting?

For shares that are held in "street name", the shareholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the shareholder's own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting in person at the Annual Meeting.

Who will count the vote?

A Broadridge representative will tabulate the votes and act as inspector of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What does it mean if I get more than one proxy card?

It means that you hold shares registered in more than one account. You must return all proxies to ensure that all of your shares are voted.

How many copies of the Proxy Statement or Annual Report to Shareholders will I receive if I share my mailing address with another security holder?

Unless we have been instructed otherwise, we are delivering only one Proxy Statement or Annual Report to Shareholders to multiple security holders sharing the same address. This is commonly referred to as “householding.” We will however, deliver promptly a separate copy of the Proxy Statement or Annual Report to Shareholders to a security holder at a shared address to which a single copy of such documents was delivered, on written or oral request. Requests for copies of the Proxy Statement or Annual Report to Shareholders or requests to cease householding in the future should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949. If you share an address with another shareholder and wish to receive a single copy of these documents, instead of multiple copies, you may direct this request to us at the address or telephone number listed above. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I obtain additional proxy materials or other Company materials?

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the internet under the “Investors” page of the Company’s website at at www.lightwavelogic.com. Any shareholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact the Company’s Secretary. Requests should be directed to: Secretary, Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. Telephone 720-340-4949.

Who pays for the cost of this proxy solicitation?

The Company pays for the cost of soliciting proxies on behalf of the Board of Directors. We have retained Morrow Sodali LLC, 470 West Ave., Third Floor, Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for the estimated fee of $7,500 plus expenses. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners. Proxies may be solicited by mail, telephone, other electronic means or in person. Directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies.

Who are the largest principal shareholders?

See “Security Ownership of Certain Beneficial Owners” elsewhere in this Proxy Statement for a table setting forth each owner of greater than 5% of the Company’s common stock as of the Record Date.

What percentages of stock do the directors and officers own?

Together, they own approximately 9% of our Company common stock as of the Record Date. For information regarding the ownership of our common stock by management, see the section entitled “Security Ownership of Management” elsewhere in this Proxy Statement.

Do I have dissenters’ rights of appraisal?

Under Nevada Revised Statutes, our shareholders are not entitled to appraisal rights with respect to any of the items proposed to be voted upon at the Annual Meeting.

Where can I find general information about the Company?

General information about us can be found on our website at www.lightwavelogic.com. The information on our website is for informational purposes only and should not be relied upon for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the Securities and Exchange Commission (“SEC”). We make available free of charge, either by direct access on our website or a link to the SEC’s website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEEE AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

INFORMATION REGARDING DIRECTORS, EXECUTIVE

OFFICERS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Our bylaws provide that the number of directors who constitute our Board of Directors is determined by resolution of the Board of Directors, but the total number of directors constituting the entire Board of Directors shall not be less than three or more than nine. Our Board of Directors currently consists of eight directors. Our Board of Directors is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III, with staggered terms of office and with each director serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

The names of our directors, including the two nominees to be elected at the Annual Meeting, and certain information about each of them are set forth below.

Identity of directors, executive officers and significant employees

Name	Age	Position	Director Class/ Term
Michael S. Lebby	57	Director; Chief Executive Officer	Class II Expires 2019
James S. Marcelli	70	Director; President; Chief Operating Officer, Secretary	Class III Expires 2020
Thomas E. Zelibor	63	Chair of the Board	Class III Expires 2020
William C. Pickett, III	74	Director	Class III Expires 2020
Joseph A. Miller	76	Director	Class II Expires 2019
Ronald A Bucchi	63	Director	Class II Expires 2019
Siraj Nour El-Ahmadi	53	Director	Class I Expires 2018
Frederick J. Leonberger	70	Director	Class I Expires 2018

Business experience of directors, executive officers, and significant employees

Dr. Michael S. Lebby. Dr. Lebby has served as our Chief Executive Officer since May 1, 2017 and as a director of our Company since August 26, 2015. He also previously served a member of our Operations Committee until April 30, 2017.  Dr. Lebby is in charge of the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company. From June 2013 to 2015, Dr. Lebby has served as President and CEO of OneChip Photonics, Inc., a privately held company headquartered in Ottawa, Canada, that became a leading provider of low-cost, small-footprint, high-performance indium phosphide (InP)-based photonic integrated circuits (PICs) and PIC-based optical sub-assemblies (OSAs) for the Data Center markets. Also, from 2013 to 2015 Dr. Lebby served as part-time full professor, and chair of optoelectronics at Glyndwr University in Wales, UK, to bring forward advanced materials, device, and integrated photonics-based technologies for the datacenter and high performance computing markets.  During the period 2014 to 2016, Dr. Lebby focused on a foundry-based model for InP-based photonic integrated circuits (PICs) and optoelectronic integrated circuits (OEICs) in the datacenter segment and was instrumental in assembling California’s proposal (via USC) to the Federal Government for an integrated photonics manufacturing institute. Since 2015, Dr. Lebby has been Chair of the PIC (Photonics Integrated Circuit) Conference, and in 2018 received the PIC International ‘PIC Entrepreneur and Business Leader’ industry award.  Dr. Lebby holds a Doctor of Engineering, a Ph.D., a MBA and a bachelor’s degree, all from the University of Bradford, United Kingdom.  Dr. Lebby has over 200 issued utility patents in the photonics field with the USPTO. This number expands to over 450 if international derivative patents are included.  Dr. Lebby has given numerous talks, interviews, panels, papers etc., on the subject of photonics during his 30-year career.

Mr. James S. Marcelli. Mr. Marcelli has served as an officer and director of our Company since August 2008. Since May 2012, Mr. Marcelli has served as our Company’s President and Chief Operating Officer, and he was named our Secretary in March 2018. Previously, from August 2008 to April 2012, Mr. Marcelli served as our President and Chief Executive Officer. Mr. Marcelli is in charge of the day-to-day operations of our Company and its movement to a fully functioning commercial corporation, and also serves as our Company’s principal financial officer. Since 2000, Mr. Marcelli has served as the president and chief executive officer of Marcelli Associates, a consulting company that offers senior management consulting, mentoring, and business development services to start-up and growth companies. Business segments Mr. Marcelli has worked with included an Internet networking gaming center, high-speed custom gaming computers, high tech manufacturing businesses and business service companies.

Mr. Thomas E. Zelibor, Rear Admiral, USN (Ret). RADM Zelibor has served as our Chair of the Board (non-executive) since May 1, 2017. Previously, has served as our Chief Executive Officer and Chair of the Board (executive) from May 2012 to April 30, 2017. Mr. Zelibor also previously served as Chair of the Board (non-executive) of our Company since October 2011 and has served as a director of our Company since July 2008. He also previously served on our Operation Committee. Mr. Zelibor is currently the Chief Executive Officer of the Space Foundation and a director of Nuvectra Corp. Mr. Zelibor previously served as the Chief Executive Officer and President of Zelibor & Associates, LLC, a management-consulting firm and as the Chief Executive Officer and President of Flatirons Solutions Corp. Prior to that time, Mr. Zelibor served in the U.S. Navy in a number of positions, including as the Dean of the College of Operational and Strategic Leadership at the United States Naval War College where he was responsible for the adoption of a corporate approach to leadership development; Director of Global Operations, United States Strategic Command; Director, Space, Information Warfare, Command and Control on the Navy staff; Department of the Navy, Deputy Chief Information Officer (CIO), Navy; Commander, Carrier Group Three and Commander, Naval Space Command. Mr. Zelibor earned his bachelor’s degree from the United States Naval Academy and has been a participant in the Senior Leader in Residence Program and a visiting scholar for the Zell Center for Risk Research at the Kellogg School of Management, Northwestern University.

Mr. William C. Pickett. Mr. Pickett has served as a director of our Company since January 2008, and he currently serves a member of our Audit Committee. Mr. Pickett enjoyed a 32-year career with E.I. DuPont de Nemours & Co., where he worked in numerous financial leadership positions, including serving from February 2002 to April 2004 as Chief Financial Officer of Invista, DuPont’s $7 billion man-made fibers company, which was ultimately sold to Koch Industries, Inc. From 2005 through 2011, Mr. Pickett served on the Board of Directors of the Ronald McDonald House of Delaware. He also served as Treasurer, was a member of the Executive Committee, and chaired the Finance Committee. From 2004 through 2015, Mr. Pickett served on the Board of Trustees of Operation Warm, a not-for-profit organization, and chaired their Audit Committee. Mr. Pickett received his MBA from the Harvard Business School and a BA from Trinity College.

Dr. Joseph A. Miller, Jr. Dr. Miller has served as a director of our Company since May 10, 2011. From 2002 to May 2012, Dr. Miller served as Executive Vice President and Chief Technology Officer of Corning Incorporated, having joined Corning Incorporated in 2001 as Senior Vice President and Chief Technology Officer. Prior to joining Corning Incorporated, Dr. Miller was with E.I. DuPont de Nemours, Inc., where he served as Chief Technology Officer and Senior Vice President for Research and Development since 1994. Dr. Miller began his career with DuPont in 1966. Dr. Miller is a director and Non-executive Chairman of Nuvectra Corp., and he previously served as a director for Greatbatch, Inc. He holds a doctorate degree in Chemistry from Penn State University.

Mr. Ronald A. Bucchi. Mr. Bucchi has served as a director of our Company since June 11, 2012, and he currently serves a member of our Audit Committee. Mr. Bucchi is currently a self-employed C.P.A. with a specialized practice that concentrates in CEO consulting, strategic planning, mergers, acquisitions, business sales and tax. He works with domestic and international companies. Mr. Bucchi is currently a member of the board of directors of First Connecticut Bancorp, Inc., serving on Asset Liability Committee, the Governance and Loan committees in addition to chairing the Audit committee. He is currently the Treasurer and a member of the Board of Directors of the Petit Family Foundation, Inc. He has served on numerous other community boards and is past Chairman of the Wheeler Clinic and the Wheeler YMCA. He is a member of the Connecticut Society of Certified Public Accountants, American Institute of Certified Public Accountants and the National Association of Corporate Directors. Mr. Bucchi is a graduate of the Harvard Business School Executive Education program with completed course studies in general board governance, audit and compensation and a graduate of Central Connecticut State University where he received his B.S. in Accounting.

Mr. Siraj Nour El-Ahmadi. Mr. El-Ahmadi has served as a director of our Company since October 2, 2013, and he currently serves a member of our Audit Committee. Since 2004, Mr. El-Ahmadi has served as Founder, President and General Manager of Menara Networks, an IPG Photonics company, a developer of innovative products and solutions that simplify layered optical transport networks. Mr. El-Ahmadi has over 17 years of experience in optical transmission in particular and the telecom industry in general. Prior to founding Menara, Mr. El-Ahmadi served as Vice President-Marketing & Product Management at Nortel where he was responsible for the OPTera LH 4000 ULR product (acquired from Qtera) that achieved over $200M in revenues in its first two years. Prior to that, Mr. El-Ahmadi was the Product Architect & Vice President of Product Management at Qtera Corporation, a successful technology start-up acquired by Nortel in 2000 for $3.25 billion. Mr. El-Ahmadi also held a Senior Manager position at Bell Northern Research and worked as a Transmission Engineer at WilTel (WorldCom) where he evaluated and deployed the world first bidirectional EDFA and bi-directional WDM transmission. Mr. El-Ahmadi holds a BS and MS in Electrical Engineering from the University of Oklahoma, is a member of Eta Kappa Nu and is the inventor of 11 patents, issued or pending, in the area of optical communications. He has authored a number of publications and is a frequent speaker at telecom and optical networking events and conferences.

Dr. Frederick J. Leonberger. Dr. Leonberger has served as a director of our Company since April 1, 2017. Since 2010, Dr. Leonberger has served as the Principal of EOvation Advisors LLC, a private technology and business advisory firm and presently serves as a board member for various private photonics companies. Dr. Leonberger is a widely known technologist and industry leader in the field of photonics and fiber optics. For nearly 40 years he has been a leading contributor to the development of a variety of important optical devices, company leadership, product and business strategy, and commercialization. The integrated optical modulator technology he and his colleagues pioneered has been used pervasively for over 20 years to encode data at multi-Gb/s rates in long-haul fiber optic networks (the Internet "superhighways"). He previously served as senior vice president and chief technology officer of JDS Uniphase Corporation (JDSU, now Lumentum), a leading optical components company, from 1995 until his retirement in 2003, where he played a lead role in technology strategy, mergers and acquisitions and intellectual property activities. Prior to JDSU, he was co-founder and general manager of United Technologies Photonics (UTP), a high-speed optical modulator company, and held research management positions at United Technologies Research Center (UTRC) and MIT Lincoln Laboratory. He is a member of the National Academy of Engineering and the recipient of several industry awards.

The Board of Directors believes that each of the Directors named above has the necessary qualifications to be a member of the Board of Directors. Each Director has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board of Directors. Moreover, the Board of Directors believes that each director brings a strong background and skill set to the Board of Directors, giving the Board of Directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

Transactions with Related Persons

Dr. Frederick J. Leonberger, through EOvation Advisors LLC, has served as a senior advisor to our Company since December 2011, with emphasis on modulator/technology development. Our Company paid EOvation Advisors LLC approximately $114,360 in consulting compensation during the fiscal year ended 2016. Information regarding compensation paid to Dr. Leonberger in 2017 is described in “EXECUTIVE COMPENSATION” below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. To the best of our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to our Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to our Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of Item 405 of Regulation S-K, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements with the following exception: Mr. Ronald Bucchi filed one late Form 4 to report an employee stock option he acquired directly from the Company.

CORPORATE GOVERNANCE

Code of Ethics

Our Company has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s employees, including its principal executive officer and principal financial officer. A copy of our Code of Ethics and Business Conduct is available for review on the “Investors - Governance” page of our Company’s website www.lightwavelogic.com. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website.

Audit Committee

Our Company has in place a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our audit committee is governed by an audit committee charter. A copy of our Audit Committee Charter is available for review on the “Investors - Governance” page of our Company’s website www.lightwavelogic.com.

Our audit committee has reviewed and discussed the audited financial statements with management and has discussed with its independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The audit committee has received the written disclosures and the letter from its independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with its independent accountant the independent accountant’s independence. Based on the review and discussions described above, the audit committee recommended to the Board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission. This Audit Committee Report has been furnished by the following directors who comprise the Audit Committee of the Board of Directors: Ronald A. Bucchi, William C. Pickett, III and Siraj Nour El-Ahmadi.

Our audit committee is comprised of Ronald A. Bucchi, William C. Pickett, III and Siraj Nour El-Ahmadi, each of whom is an independent director, as defined below in “Director Independence.” Mr. Bucchi serves as our audit committee financial expert as that term is defined by the rules promulgated by the Securities and Exchange Commission. During our last fiscal year, our Audit Committee held four (4) meetings.

Compensation Committee

Our entire Board of Directors serves as our Compensation Committee. Our Board of Directors does not have a standing compensation committee or committee performing similar functions. This is due to our development stage, the small number of executive officers involved with our Company, and the fact that we operate with few employees. Our entire Board of Directors currently participates in the consideration of executive officer and director compensation. We do not have a Compensation Committee charter. Our Board of Directors is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Board of Directors also has the principal responsibility for the administration of our employee stock plan. Our Board of Directors will continue to evaluate, from time to time, whether it should appoint a standing compensation committee.

Executive officers who are also directors participate in determining or recommending the amount or form of executive and director compensation, but the independent directors ultimately determine the executive compensation. During 2017, Michael S. Lebby, Thomas E. Zelibor and James S. Marcelli served as both executive officers and directors of our Company. Neither the Board of Directors nor management utilizes compensation consultants in determining or recommending the amount or form of executive and director compensation.

Nominating Committee

Our Board of Directors does not have a nominating committee. This is due to our development stage and smaller sized Board of Directors. Instead of having such a committee, our Board of Directors historically has searched for and evaluated qualified individuals to become nominees for membership on our Board of Directors. The directors recommend candidates for nomination for election or reelection for each annual meeting of shareholders and, as necessary, to fill vacancies and newly created directorships.

All of our director nominees have expressed their willingness to continue to serve as our directors. When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board as a whole. The Board of Directors conducts any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our shareholders and other stakeholders. To date, all new candidates have been identified by members of our Board of Directors, and we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our directors will consider candidates for nomination as director who are recommended by a shareholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a shareholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any shareholder or group of shareholders owning more than 5% of our common stock.

When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders should follow the following notice procedures and comply with applicable provisions of our bylaws. To consider a candidate recommended by a shareholder for nomination at the 2019 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this Proxy Statement under the heading “Shareholder Proposals for 2019 Annual Meeting.” The recommendation must include the information specified in our bylaws for shareholder nominees to be considered at an annual meeting, along with the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and
•

Information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of requisite information. The Secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

No material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors has occurred since we last provided disclosure regarding these procedures in our Definitive Schedule 14A filed on April 13, 2017.

Operations Committee

Our Board of Directors has established an Operations Committee in order to utilize the talent of its members of the Board of Directors on a temporary basis for various short-term Company projects. Dr. Frederick Leonberger became a director of our Company on April 1, 2017 and was appointed to serve on the Company’s Operations Committee at that time. The Operations Committee Charter is available to shareholders on our website at www.lightwavelogic.com. During our last fiscal year, our Operations Committee held no meetings.

Director Independence

Although we are currently traded on the OTCQB Market, our Board of Directors has reviewed each of the Directors’ relationships with the Company in conjunction with NASDAQ Listing Rule 5605(a)(2) that provides that an “independent director” is ‘a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.’ Our Board of Directors has affirmatively determined that the following directors, William C. Pickett, III, Dr. Joseph A. Miller, Jr., Ronald A. Bucchi, and Siraj Nour El-Ahmadi are independent directors in that they are independent of management and free of any relationship that would interfere with their independent judgment as members of our Board of Directors. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The following members of our Board of Directors, Thomas E. Zelibor, Dr. Michael S. Lebby, James S. Marcelli, Dr. Frederick J. Leonberger, and Andrew Ashton (served as a director from 2004 to March 2017) are not are independent directors pursuant to the standards described above.

Our Company does not have a separately designated nominating or compensation committee or committee performing similar functions; therefore, our full Board of Directors currently serves in these capacities.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, trading in our securities, or adherence to standards of business conduct.

Board Leadership Structure

Our bylaws provide the Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Principal Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our current structure is that of separate Principal Executive Officer and Chair of the Board of Directors. Dr. Michael S. Lebby serves as our Principal Executive Officer and is responsible for the overall general management of the Company and supervision of Company policies, setting the Company’s strategies, formulating and overseeing the Company’s business plan, raising capital, expanding the Company’s management team and the general promotion of the Company. Thomas E. Zelibor serves as our Chair of the Board of Directors, which is a non-executive position, and is responsible for performing a variety of functions related to our corporate leadership and governance, including steering the direction of the Company, coordinating board activities, setting relevant items on the agenda, leading the Board’s review of our Chief Executive Officer and ensuring adequate communication between the Board of Directors and management, which he does in conjunction with the independent directors. Mr. Zelibor is not considered an independent director. Our Board of Directors has determined that this leadership structure is appropriate for the size of our Company.

Our Board is comprised of six outside directors and two inside directors, four of which are independent and four of which are non-independent. Our Board of Directors has determined that maintaining the independence of a majority of our directors helps maintain its independent oversight of management and it hopes to name an additional candidate to the Board who can be affirmatively determined to be an independent director.

Risk Oversight

The Board of Directors is actively involved in the oversight of risks, including strategic, operational and other risks, which could affect our business. The Board of Directors does not have a standing risk management committee, but administers this oversight function directly through the Board of Directors as a whole, which oversee risks relevant to their respective functions. The Board of Directors considers strategic risks and opportunities and administers its respective risk oversight function by evaluating management’s monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in Board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal Board and committee meetings but also through periodic and other written and oral communications. Our Audit Committee is responsible for oversight of our Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters.

Shareholder Communications with the Board

Shareholders who desire to communicate with the Board of Directors, or a specific director, may do so by sending the communication addressed to either the Board of Directors or any director, c/o Lightwave Logic, Inc., 369 Inverness Parkway, Suite 350, Englewood, CO 80112. These communications will be delivered to the Board, or any individual director, as specified.

Meetings of the Board and Committees; Meeting Attendance

During 2017, there were five (5) meetings of the Board of Directors. During fiscal 2017, all of the directors attended over 75% of the Board and committee meetings for which the directors served. The Board of Directors also acted at times by unanimous written consent, as authorized by our bylaws and the Nevada Revised Statutes.

We have no policy regarding the attendance of the members of our Board of Directors at our annual meetings of security holders. Seven of the eight members of our Board of Directors attended our 2017 annual meeting.

EXECUTIVE OFFICERS

Identity of Executive Officers and Significant Employees

Name	Age	Position
Michael S. Lebby	57	Director; Chief Executive Officer
James S. Marcelli	70	Director; President; Chief Operating Officer; Secretary

Business Experience of Executive Officers and Significant Employees

The business experience of Messrs. Lebby and Marcelli is described above under the caption “Business Experience of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s entire Board of Directors currently participates in the review and determination of the compensation packages of our executive officers because our Board of Directors currently has no standing compensation committee or committee performing similar functions. A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of our Company and to align the interests of these executives with those of our shareholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•

attract talented and experienced executives to join the Company;

•

motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•

be “market-based” and reflect the competitive environment for personnel;

•

focus executive behavior on achievement of our corporate mission and long-term corporate objectives and strategy;

•

be affordable, within the context of our operating expense model;

•

be fairly and equitably administered;

•

reflect our values; and

•

align the interests of management and shareholders by providing management with longer-term incentives through equity ownership.

The Board of Directors reviews the allocation of compensation components regularly to help ensure alignment with strategic and operating goals, competitive market practices and our changing business needs. The Board of Directors focuses on simplicity and flexibility wherever possible. The Board of Directors does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward our long-term performance and to strongly align named executive officers' interests with those of shareholders.

Elements of Executive Officer Compensation

The primary elements of our executive officer compensation program are: (i) annual base salary; and (ii) long-term equity incentive compensation in the form of stock option grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders.

In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2017, the Board of Directors considered a number of criteria, including the executive's position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives and retention concerns. In addition, the Board of Directors considered the results of the advisory vote by shareholders on the "say-on-pay" proposal presented to shareholders at the Company’s 2015 Annual Meeting of Shareholders where approximately 82% of the votes cast on the “say-on-pay” proposal was voted for approval of the 2014 executive compensation. In determining our 2017 executive compensation program, the Board of Directors reviewed the results of the say-on-pay vote and concluded that changes to the program were not desired by our shareholders for 2017. Therefore, our 2017 executive compensation approach was overall generally in line with the executive officer compensation approach previously approved by our shareholders.

The Board of Directors performs a review of compensation for our executive officers annually. As part of this review, the Board of Directors takes into consideration its understanding of external market data, including companies competing in our industry. The Board of Directors does not engage independent consultants to perform an analysis of the current compensation program.

Generally, our Board of Directors reviews and approves compensation arrangements for executive officers annually and in connection with the hiring of new executives. We do not have any formal or informal policy regarding compensation arrangements for executive officers. Instead, the Board of Directors determines what it believes to be the appropriate level and mix of the various compensation components based on recommendations from our chief executive officer, Company performance against stated objectives and individual performance.

In considering compensation of executives, one of the factors the Board of Directors takes into account is the anticipated tax treatment of various components of compensation. Our Board’s strategy is to be cost and tax efficient and the Board intends to preserve corporate tax deductions where possible, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility. We do not believe Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to our named executive officers, will have a material effect on us due to the current compensation levels of named executive officers.

Base Salary

Base salaries are reviewed at least annually by our Board of Directors and may be adjusted from time to time based upon market conditions, individual responsibilities and Company and individual performance. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year, in addition to affordability within the context of our operating expense model.

In March 2017, our Board of Directors approved a merit increase in base salary for James S. Marcelli, based upon various factors, including a review of individual performance during 2016. Effective May 1, 2017, Mr. Marcelli’s base salary increased from $225,000 to $250,000 per year, which represents an approximate 11.11% adjustment.

Annual Non-Equity Incentive Compensation

Annual non-equity incentive compensation is typically not included as part of our named executive compensation given that our Company is in the development stage. However, in March 2016, Mr. Marcelli received a one-time cash bonus of $15,000 and a gross up for payment of taxes on the cash bonus of approximately $8,900.

Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance, create incentives to meet long-term objectives and ensure that we retain executive talent over a longer period of time. Awards are based upon various factors, including market conditions and incentives given by other companies in our industry.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, and stock option vest over time, subject to continued employment with our Company over the vesting period. Stock options generally vest quarterly over a period of one year. All stock options have an exercise price equal to fair market value of our common stock on the date of grant, which is equal to our closing market price on such date.

Severance and Change in Control Benefits

Pursuant to employment agreements we have entered into with our executives and the terms of our 2016 Equity Incentive Plan, our executives are entitled to certain benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control. We believe these benefits help us compete for and retain executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change in control scenario and reduce the risk that key talent would leave the Company before any such transaction closes, which could reduce the value of the Company if such transaction failed to close.

Other Compensation

Generally, benefits available to executive officers are available to all employees on similar terms and include health and welfare benefits, disability benefits and a 401(k) plan; except that with respect to our Company 401(k) plan, executive officers do not receive the 4% company match provided to other employees.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(2)	All Other Compensation ($) (g)(3)	Total ($) (h)

Dr. Michael S. Lebby(4)	2017	176,667	—	8,000	305,662	29,893	520,222
CEO; Director	—	—	—	—	—	—	—

Thomas E. Zelibor(5)	2017	116,667	—	—	12,459	813	129,939
Former CEO; Chmn. of the Board	2016	350,000	—	—	105,493	2,440	457,933
	2015	350,000	—	—	188,402	2,440	540,842

James S. Marcelli(6)	2017	241,667	—	—	—	2,282	243,949
President; COO; Sec., Director	2016	225,000	15,000	0	7,203	11,051	258,254
	2015	219,167	—	—	522,716	2,150	744,033

———————

(1)

The named executive officer’s compensation includes the amount for services rendered to the Company in his capacity as both an officer and a director.

(2)

The aggregate fair value of awards and options in columns (e) and (f) are computed in accordance with FASB ASC 718. The amounts shown in columns (f) do not reflect dollar amounts actually received by our named executive officers.

(3)

The amount in column (g) reflects a salary gross up for long term disability premium payments.

(4)

Dr. Lebby became our Chief Executive Officer on May 1, 2017. The amounts in column (e) and (g) include compensation for serving on the Operations Committee of the Board of Directors in the amounts of $8,000 and $28,000, respectively. Dr. Lebby resigned from the Operations Committee of the Board of Directors effective April 30, 2017. The amount in column (g) also includes a salary gross up for long term disability premium payments of $1,893.

(5)

Mr. Zelibor resigned as our Chief Executive Officer effective April 30, 2017. He continues to serve as our Chair of the Board. The amount in column (g) includes a salary gross up for long term disability premium payments of $813.

(6)

Mr. Marcelli received a cash bonus of $15,000 on March 31, 2016. During 2016, the amount in column (g) includes a gross up for payment of taxes on the cash bonus during 2016 in the amount of $8,915 and a salary gross up for long term disability premium payments of $2,136.

At no time during the last fiscal year was any outstanding option otherwise modified or re-priced, and there was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

We grant stock awards and stock options to our executive officers based on their level of experience and contributions to our Company. The aggregate fair value of awards and options are computed in accordance with FASB ASC 718 and are reported in the Summary Compensation Table above in the columns (e) and (f).

Grants of Plan-Based Awards During Fiscal Year 2017

The following table shows for fiscal year 2017, certain information regarding grants of plan-based awards to our named executive officers:

Name	Grant Date	All other stock awards: Number of shares of stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Per Share of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Dr. Michael S. Lebby	01/17/17	—	50,000(2)	0.85	26,547
Dr. Michael S. Lebby	03/20/17	—	350,000(3)	0.70	280,120
Dr. Michael S. Lebby	01/06/17	3,430(4)	—	—	2,569
Dr. Michael S. Lebby	02/08/17	2,569(4)	—	—	1,747
Dr. Michael S. Lebby	03/08/17	2,941(4)	—	—	2,026
Dr. Michael S. Lebby	04/07/17	2,888(4)	—	—	2,201
Dr. Michael S. Lebby	05/05/17	2,599(4)	—	—	2,963

———————

(1)

The aggregate fair value of options in this column are computed in accordance with FASB ASC 718. The amounts shown in this column do not reflect dollar amounts actually received by our named executive officer.

(2)	Granted for director services prior to Dr. Lebby becoming Chief Executive Officer.
(3)	Granted upon Dr. Lebby being named Chief Executive Officer.
(4)

Granted in connection with Operations Committee work prior to Dr. Lebby becoming Chief Executive Officer. Dr. Lebby received stock compensation of $2,000 per month that was paid at the end of each month worked and that vested immediately. The share price was determined by the average VWAP over each 30-day period worked.

The table below summarizes all of the outstanding equity awards for our named executive officers as of December 31, 2017, our latest fiscal year end.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards
Name (a)	Number of securities underlying unexercised options(#) exercisable (b)	Number of securities underlying unexercised options(#) unexercisable (c)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)

Dr. Michael S. Lebby	150,000	50,000	—	0.69	08/25/25
CEO, Director(1)(4)	50,000	—	—	0.68	01/28/26
	50,000	—	—	0.85	01/16/27
	262,500	87,500	—	0.70	03/19/27

Thomas E. Zelibor	100,000	—	—	0.86	11/09/25
Former CEO,	350,000	—	—	0.70	06/30/25
Chair of the Board(2)(4)	250,000	—	—	0.565	12/19/26
	500,000	—	—	1.30	04/30/22
	40,000	—	—	0.92	03/04/24

James S. Marcelli	50,000	—	—	0.67	08/09/25
President, COO, Sec.,	1,150,000	—	—	0.70	06/30/25
Director(3)(4)	100,000	—	—	1.00	05/16/23

———————

(1)

Dr. Lebby received an option to purchase up to: (i) 200,000 shares of common stock, of which 50,000 shares vested on August 26, 2015 and the remaining shares vest in equal annual installments of 50,000 options per year commencing on August 26, 2016; (ii) 50,000 shares of common stock, of which 20,000 shares vested on February 11, 2016 and the remaining shares vested quarterly in equal installments of 10,000 options per quarter commencing on April 1, 2016; (iii) 50,000 shares of common stock, of which 20,000 shares vested on January 17, 2017 and the remaining shares vested quarterly in equal installments of 10,000 options per quarter commencing on April 1, 2017; (iv) 350,000 shares of common stock, which vest quarterly over one year in equal installments of 87,500 shares per quarter beginning May 1, 2017.

(2)

Mr. Zelibor received an option to purchase up to: (i) 100,000 shares of common stock, of which 12,500 shares vested on January 1, 2016 and the remaining shares vested quarterly in equal installments of 12,500 shares beginning April 1, 2016; (ii) 350,000 shares of common stock that vested immediately; (iii) 250,000 shares of common stock that vested immediately; (iv) 500,000 shares of common stock, which vested quarterly over one year in equal installments of 125,000 shares per quarter beginning May 1, 2012; and (iv) 40,000 shares of common stock, which vested quarterly over one year in equal installments of 10,000 beginning April 1, 2014

(3)

Mr. Marcelli received an option to purchase up to (i) 50,000 shares of common stock, of which 12,500 shares vested on August 10, 2015 and the remaining shares vested quarterly in equal installments of 12,500 shares; (ii) 1,150,000 shares of common stock at an exercise price of $.70 that vested immediately; and (iii) up to 100,000 shares of common stock, of which 25,000 shares vested on August 1, 2013 and the remaining shares vested quarterly in equal installments of 25,000 shares commencing on October 1, 2013.

(4)

In the event of a change in control of our Company, such person’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

Option Exercises and Stock Vested

No stock options, SARs and similar instruments were exercised, and no stock, including restricted stock, restricted stock units and similar instruments vested, by or for any of our named executive officer during the last completed fiscal year.

Pension Benefits-Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

No pension benefits were paid to any of our named executive officers during the last completed fiscal year. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Employee, Severance, Separation and Change in Control Agreements

Dr. Michael S. Lebby Employee Agreement- Chief Executive Officer

On March 20, 2017, we entered into an employment agreement with Dr. Michael S. Lebby (the “Lebby Employment Agreement”). The term of the Lebby Employment Agreement commenced on May 1, 2017 for a period of 24 months, following which time the Lebby Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Pursuant to the Lebby Employment Agreement, Dr. Lebby’s 2017 base compensation was $265,000 per year. Upon entering into the Lebby Employment Agreement, Dr. Lebby was granted (i) 350,000 stock options, which have an exercise price of $0.70 per share. The options vest quarterly over one year in equal installments of 87,500 shares per quarter beginning May 1, 2017. In the event of a change in control of our Company, Dr. Lebby’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in Dr. Lebby’s stock option agreement.

If Dr. Lebby’s employment terminates upon the expiration of the term of the Lebby Employment Agreement, and the Company elects for any reason not to renew the Lebby Employment Agreement for an additional 12-month term, then our Company will continue to pay to Dr. Lebby the compensation described in the Lebby Employment Agreement for a period of 9 months the after the termination. If Dr. Lebby’s employment is terminated by the Company without cause during the term of the Lebby Employment Agreement, the Company will pay to Dr. Lebby’s the compensation described in the Lebby Employment Agreement for the remainder of the term of Lebby Employment Agreement or 12 months, whichever is longer.

Mr. Thomas E. Zelibor Employee Agreement- Chief Executive Officer

On March 3, 2014, we entered into a new employment agreement with Mr. Zelibor, which was amended during 2015 and 2016 (collectively, the “Zelibor Employment Agreement”), which replaced his previous employment agreement, as amended. The term of the Zelibor Employment Agreement commenced on January 1, 2014 for a period of 24 months, following which time the Zelibor Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Pursuant to the Zelibor Employment Agreement, Mr. Zelibor’s 2017 base compensation was $350,000 per year. Upon entering into the Zelibor Employment Agreement, Mr. Zelibor was granted (i) 40,000 stock options, which have an exercise price of $0.92 per share. The options vested quarterly over one year in equal installments of 10,000 shares per quarter beginning April 1, 2014; and (ii) an annual 25,000 share stock grant, that vested upon grant, all of which Mr. Zelibor voluntarily forfeited. On July 1, 2015, (i) an option to purchase up to 100,000 shares of common stock at an exercise price of $1.75 per share issued July 11, 2008 and set to expire on July 10, 2015; (ii) an option to purchase up to 150,000 shares of common stock at an exercise price of $1.42 per share issued August 29, 2008 and set to expire on August 29, 2015; and (iii) an option to purchase up to 100,000 shares of common stock at an exercise price of $1.00 per share issued December 13, 2010 and set to expire on December 12, 2015 were cancelled, and on that same date, Mr. Zelibor received an option to purchase up to 350,000 shares of common stock at an exercise price of $.70 that vested immediately. On November 10, 2015, Mr. Zelibor was granted an option to purchase up to 100,000 shares of common stock at an exercise price of $.86 per share. The option vested 12,500 shares on January 1, 2016 and the remaining vested in quarterly equal installments of 12,500 shares beginning April 1, 2016. On December 20, 2016, Mr. Zelibor was awarded an option to purchase up to 250,000 shares of common stock at an exercise price of $0.565 per share that vested immediately. In the event of a change in control of our Company, Mr. Zelibor’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in Mr. Zelibor’s stock option agreement.

If Mr. Zelibor’s employment terminates upon his death and key man life insurance is in place for Mr. Zelibor, our Company will continue to pay the compensation described in the Zelibor Employment Agreement to his estate through the remainder of the term of the Zelibor Employment Agreement, or 12 months, whichever is longer. If  Mr. Zelibor’s employment terminates upon the expiration of the term of the Zelibor Employment Agreement, and the Company elects for any reason not to renew the Zelibor Employment Agreement for an additional 12-month term, then our Company will continue to pay to Mr. Zelibor the compensation described in the Zelibor Employment Agreement for a period of 9 months the after the termination. If Mr. Zelibor’s employment is terminated by the Company without cause during the term of the Zelibor Employment Agreement, the Company will pay to Mr. Zelibor the compensation described in the Zelibor Employment Agreement for the remainder of the term of Zelibor Employment Agreement or 12 months, whichever is longer.

Mr. Zelibor voluntarily resigned as our Company’s chief executive officer effective April 30, 2017.

Mr. James S. Marcelli Employee Agreement- President; Chief Operating Officer

On August 10, 2015, we entered into a new employment agreement with Mr. Marcelli, which was amended during 2015 and 2017 (collectively, the “Marcelli Employment Agreement”), which replaced his previous employment agreement, as amended. The term of the Marcelli Employment Agreement commenced on January 1, 2014 and expires December 31, 2019, following which time the Marcelli Employment Agreement will be renewed for successive 12-month periods at the end of each term upon the written agreement of the parties that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term. Pursuant to the Marcelli Employment Agreement, Mr. Marcelli’s 2017 base compensation was $250,000 per year. Upon entering into the Marcelli Employment Agreement, Mr. Marcelli was granted (i) 50,000 stock options, which have an exercise price of $0.67 per share. The options vested quarterly over one year in equal installments of 12,500 shares per quarter beginning August 10, 2015. In the event of a change in control of our Company, Mr. Marcelli’s options will become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in Mr. Marcelli’s stock option agreement.

If Mr. Marcelli’s employment terminates upon his death and key man life insurance is in place for Mr. Marcelli, our Company will continue to pay the compensation described in the Marcelli Employment Agreement to his estate through the remainder of the term of the Marcelli Employment Agreement, or 12 months, whichever is longer. If Mr. Marcelli’s employment terminates upon the expiration of the term of the Marcelli Employment Agreement, and the Company elects for any reason not to renew the Marcelli Employment Agreement for an additional 12-month term, then our Company will continue to pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for a period of 9 months the after the termination. If Mr. Marcelli’s employment is terminated by the Company without cause during the term of the Marcelli Employment Agreement, the Company will pay to Mr. Marcelli the compensation described in the Marcelli Employment Agreement for the remainder of the term of Marcelli Employment Agreement or 12 months, whichever is longer.

Potential Payments Upon Termination or Change In Control

Other than the provisions of the executive severance benefits to which our named executive officers would be entitled to at December 31, 2017 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2017. In the event a named executive officer is terminated (i) by the Company for cause, or disability, or (ii) by a named executive officer (a) prior to expiration of the term, or (b) upon expiration of the term without renewal, no compensation is due to that named executive officer. The closing price of our common stock, as reported on the OTCMarket, was $1.14 on December 29, 2017. The following tables exclude certain benefits, such as health and welfare benefits, disability benefits and a 401(k) plan that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from the Company.

Dr. Michael S. Lebby

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in control
Value of Option Shares Accelerated	—	—	—	$38,448
Cash Payments	$353,333	$198,750	—	—
Total Cash Benefits and Payments	$353,333	$198,750	—	$38,448

Mr. Thomas E. Zelibor

Mr. Zelibor voluntarily resigned as our Company’s chief executive officer effective April 30, 2017 and no payments were made to him in connection with his resignation.

Mr. James S. Marcelli

	Termination by Company Without cause	Termination upon expiration of term without renewal by Company	Termination upon death	Upon a change in control
Value of Option Shares Accelerated	—	—	—	$0(1)
Cash Payments	$500,000	$187,500	$250,000(2)	—
Total Cash Benefits and Payments	$500,000	$187,500	$250,000(2)	$0

(1)

All of Mr. Marcelli’s options are vested.

(2)

Payable only in the event the Company has key man life insurance in effect for Mr. Marcelli.

Pay Ratio Disclosure

Not Applicable.

Compensation of Directors

Set forth below is a summary of the compensation of our directors during our December 31, 2017 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael S. Lebby (1)	—	—	—	—	—	—	—
Thomas E. Zelibor (2)	—	—	—	—	—	—	—
James S. Marcelli (3)	—	—	—	—	—	—	—
William C. Pickett, III (4)	—	—	71,336	—	—	—	71,336
Joseph A. Miller (5)	—	—	26,547	—	—	—	26,547
Ronald A. Bucchi (6)	—	—	276,547	—	—	—	276,547
Siraj Nour El-Ahmadi (7)	—	—	26,547	—	—	—	26,547
Frederick Leonberger (8)	81,000	—	40,555	—	—	330,699	452,254

———————

(1)

Dr. Lebby served solely as a director until May 1, 2017 when he was named as an executive officer and a director. Dr. Lebby’s total 2017 compensation is set forth in the Summary Compensation Table set forth above.

(2)

Mr. Zelibor served as an executive officer and director until April 30, 2017 and since that time he serves as a director; but received no additional compensation for serving as a director during 2017.

(3)

Mr. Marcelli serves as an executive officer and a director but receives no additional compensation for serving as a director.

(4)

On March 4, 2015, Mr. Pickett received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2015. On February 1, 2016, Mr. Pickett received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2016. On January 9, 2017, Mr. Pickett received an option to purchase up to 100,000 shares of common stock at an exercise price of $0.75 that vested on that same date. On January 17, 2017, Mr. Pickett received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.85 that vest pursuant to the following schedule: 20,000 options vest immediately, and the remaining options vest in three equal quarterly installments of 10,000 options per quarter commencing on April 1, 2017. As of December 31, 2017, Mr. Pickett holds options to purchase up to 650,000 shares of common stock.

(5)

On May 10, 2016, Dr. Miller received an option to purchase up to 200,000 shares of common stock at an exercise price of $.60 that vest immediately. On March 4, 2015, Dr. Miller received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2015. On February 1, 2016, Dr. Miller received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2016. On January 17, 2017, Dr. Miller received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.85 that vest pursuant to the following schedule: 20,000 options vest immediately, and the remaining options vest in three equal quarterly installments of 10,000 options per quarter commencing on April 1, 2017. As of December 31, 2017, Dr. Miller holds options to purchase up to 400,000 shares of common stock.

(6)

On June 11, 2012, Mr. Bucchi received an option to purchase up to 200,000 shares of common stock at an exercise price of $0.90 that vest pursuant to the following schedule: 50,000 shares vested immediately; and the remaining options vest in 3 equal annual installments of 50,000 options per year commencing on June 11, 2013. On March 4, 2015, Mr. Bucchi received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2015. On February 1, 2016, Mr. Bucchi received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2016. On January 17, 2017, Mr. Bucchi received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.85 that vest pursuant to the following schedule: 20,000 options vest immediately, and the remaining options vest in three equal quarterly installments of 10,000 options per quarter commencing on April 1, 2017. On May 17, 2017, Mr. Bucchi received an option to purchase up to 300,000 shares of common stock at an exercise price of $1.50 that vest immediately. As of December 31, 2017, Mr. Bucchi holds options to purchase up to 550,000 shares of common stock.

(7)

On November 1, 2013, Mr. El-Ahmadi received an option to purchase up to 200,000 shares of common stock at an exercise price of $0.93 that vest pursuant to the following schedule: 50,000 shares on November 1, 2013 and the remaining options vest in equal annual installments of 50,000 options per year commencing on November 1, 2014. On March 4, 2015, Mr. El-Ahmadi received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2015. On February 1, 2016, Mr. El-Ahmadi received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.80 that vest pursuant to the following schedule: 20,000 shares vested immediately; and the remaining options vest in 3 equal quarterly installments of 10,000 options per year commencing on April 1, 2016. On January 17, 2017, Mr. El-Ahmadi received an option to purchase up to 50,000 shares of common stock at an exercise price of $0.85 that vest pursuant to the following schedule: 20,000 options vest immediately, and the remaining options vest in three equal quarterly installments of 10,000 options per quarter commencing on April 1, 2017. As of December 31, 2017, Mr. El-Ahmadi holds options to purchase up to 400,000 shares of common stock.

(8)

During 2017 Dr. Leonberger received $81,000 in cash as compensation for serving on our Operations Committee. On March 28, 2017, Dr. Leonberger received an option to purchase up to 200,000 shares of common stock at an exercise price of $0.73 that vest pursuant to the following schedule: 50,000 options vest on April 1, 2017 and the remaining options vest in equal annual installments of 50,000 options commencing on April 1, 2018. In December 2012, Dr. Leonberger received a warrant to purchase up to 125,000 shares of common stock at a purchase price of $0.98 per share that vest pursuant to the following schedule: 31,256 vesting immediately and 7,812 vesting every month from date of grant. In December 2017, the warrant was extended to December 2022. In December 2013, Dr. Leonberger received a warrant to purchase up to 100,000 shares of common stock at a purchase price of $0.715 per share that vest pursuant to the following schedule: 25,000 immediately and the remaining in equal monthly installments of 7,500 over the next 10 months. In December 2017, the warrant was extended to December 2023. In December 2014, Dr. Leonberger received a warrant to purchase up to 100,000 shares of common stock at a purchase price of $0.77 per share that vest pursuant to the following schedule: 25,000 immediately and the remaining in equal monthly installments of 7,500 over the next 10 months. In December 2017, the warrant was extended to December 2024. In December 2015, Dr. Leonberger received a warrant to purchase up to 125,000 shares of common stock at a purchase price of $0.60 per share that vest pursuant to the following schedule: 31,250 immediately and the remaining in equal monthly installments of 9,375 over the next 10 months. In December 2017, the warrant was extended to December 2025. In December 2016, Dr. Leonberger received a warrant to purchase up to 275,000 shares of common stock at a purchase price of $0.60 per share that vest pursuant to the following schedule: 181,250 immediately and the remaining in equal monthly installments of 9,375 over the next 10 months. In March 2017, the warrant was amended to vest 181,250 shares of common stock immediately and 92,750 shares of common stock on March 24, 2017. In December 2017, the warrant was extended to December 2026. As of December 31, 2017, Dr. Leonberger holds options to purchase up to 200,000 shares of common stock and warrants to purchase up to 725,000 shares of common stock.

In the event of a change in control of our Company, all of the above person’s options become fully vested and/or exercisable, as the case may be, immediately prior to such change in control, and shall remain exercisable as set forth in their stock option agreement.

Compensation Committee Interlocks and Insider Participation

Our entire Board of Directors serves as our Compensation Committee. Our Board of Directors has no standing compensation committee or committee performing similar functions. This is due to the Company’s development stage, lack of business operations, the small number of executive officers involved with the Company, and the fact that the Company operates with few employees. Our Board of Directors will continue to evaluate, from time to time, whether it should appoint standing compensation committee.

The Company’s entire Board of Directors currently participates in the consideration of executive officer and director compensation. Executive officers who are also directors participate in determining or recommending the amount or form of executive and director compensation, but the independent directors ultimately determine the executive compensation. During 2017, Michael S. Lebby, Thomas E. Zelibor and James S. Marcelli served as both executive officers and directors of our Company. Neither the Board of Directors nor management utilizes compensation consultants in determining or recommending the amount or form of executive and director compensation.

Compensation Policies and Practices As They Relate To Our Risk Management

No risks arise from our Company’s compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on our Company.

Pay Ratio Disclosure

Not Applicable.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included be included in the Company’s Annual Report on Form 10-K for fiscal year ended 2017.

Board of Directors:

Michael S. Lebby

Thomas E. Zelibor

James S. Marcelli

William C. Pickett, III

Joseph A. Miller

Ronald A. Bucchi

Siraj Nour El-Ahmadi

Frederick Leonberger

This report shall not constitute "soliciting material," shall not be deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans as of December 31, 2017.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	6,320,000 (1)	$0.83	1,375,000
Equity compensation plans not approved by security holders (2)	1,777,500	$0.78	0
Total	8,097,500	$0.82	1,375,000

(1)

Reflects shares of common stock to be issued pursuant to our 2016 Equity Incentive Plan and our 2007 Employee Stock Plan, both of which are for the benefit of our directors, officers, employees and consultants. We have reserved 3,000,000 shares of common stock for such persons pursuant to our 2016 Equity Incentive Plan and 4,695,000 shares of common stock for such persons pursuant to our 2007 Employee Stock Plan. We terminated our 2007 Employee Stock Plan in June 2016 and no additional awards are made under that plan.

(2)	Comprised of common stock purchase warrants we issued for services.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, we had outstanding 75,104,532 shares of common stock. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	% of Class Owned (3)

Mary Goetz	4,517,306	6.01%

———————

(1)

In care of our Company at 369 Inverness Parkway, Suite 350, Englewood, CO 80112.

(2)

To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person's right to obtain additional shares of common stock within 60 days from the date hereof.

(3)

Based on 75,104,532 shares of common stock outstanding on the Record Date. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2007 Employee Stock Plan and our 2016 Equity Incentive Plan; or (ii) outstanding warrants to purchase shares of our common stock.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and officers and directors as a group:

Security Ownership of Management

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)		% Owned (3)(4)
Michael S. Lebby Chief Executive Officer, Principal Executive Officer and Director	662,643	(5)
James S. Marcelli President, Chief Operating Officer, Principal Financial Officer, Secretary and Director	1,553,400	(6)	2.07%
Thomas E. Zelibor Chair of the Board	1,326,824	(7)	1.77%
William C. Pickett, III Director	701,000	(8)	*
Joseph A. Miller, Jr. Director	456,800	(9)	*
Ronald A. Bucchi Director	767,400	(10)	*
Siraj Nour El-Ahmadi Director	430,000	(11)	*
Frederick Leonberger Director	855,000	(12)	*
Directors and Officers as a Group (8 Persons):	6,753,067		8.99%

———————

* Less than 1%.

(1)

In care of our Company at 369 Inverness Parkway, Suite 350, Englewood, CO 80112.

(2)

To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person's right to obtain additional shares of common stock within 60 days from the Record Date.

(3)

Based on 75,104,532 shares of common stock outstanding on the Record Date. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2007 Employee Stock Plan and our 2016 Equity Incentive Plan and (ii) outstanding warrants to purchase shares of our common stock.

(4)

If a person listed on this table has the right to obtain additional shares of common stock within 60 days from the Record Date, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(5)

Consists of 62,643 shares of common stock and an option to purchase up to 600,000 shares of common stock exercisable within 60 days from the Record Date.

(6)

Consists of 246,700 shares of common stock, an option to purchase up to 1,300,000 shares of common stock exercisable within 60 days from the Record Date, and a warrant to purchase up to 6,700 shares of common stock exercisable within 60 days from the Record Date.

(7)

Consists of 50,124 shares of common stock, an option to purchase up to 1,270,000 shares of common stock exercisable within 60 days from the Record Date and a warrant to purchase up to 6,700 shares of common stock exercisable within 60 days from the Record Date.

(8)

Consists of 21,000 shares of common stock and an option to purchase up to 680,000 of common stock exercisable within 60 days from the Record Date.

(9)

Consists of 13,400 shares of common stock, options to purchase up to 430,000 shares of common stock exercisable within 60 days from the Record Date and warrants to purchase up to 13,400 shares of common stock exercisable within 60 days from the Record Date.

(10)

Consists of 174,000 shares of common stock, an option to purchase up to 580,000 shares of common stock exercisable within 60 days from the Record Date and warrants to purchase up to 13,400 shares of common stock exercisable within 60 days from the Record Date. Mr. Bucchi disclaims beneficial ownership of 53,000 shares held by his spouse.

(11)

Consists of an option to purchase up to 430,000 shares of common stock exercisable within 60 days from the Record Date.

(12)

Consists of an option to purchase up to 130,000 shares of common stock exercisable within 60 days from the Record Date and warrants to purchase up to 725,000 shares of common stock exercisable within 60 days from the Record Date.

We are not aware of any arrangements that could result in a change of control.

Change in Control Arrangements

We are not aware of any arrangements that could result in a change of control.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Directors hold office until the end of their respective terms or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement. Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

The Board of Directors is divided into three classes, currently comprised of: (i) two Class I directors, whose terms expire at the 2018 Annual Meeting; (ii) three Class II directors, whose terms expire at the 2019 Annual Meeting; and (iii) three Class III directors, whose terms expire at the 2020 Annual Meeting. The Board believes that a classified Board of Directors provides continuity and stability in pursuing the Company's policies and strategies and reinforces its commitment to long term perspective and value creation.

Nominees for Election as Director

At the time of the Annual Meeting, our Board of Directors will consist of eight directors: Dr. Michael S. Lebby; James S. Marcelli; Thomas E. Zelibor; William C. Pickett, III; Dr. Joseph A. Miller, Jr.; Ronald A. Bucchi; Siraj Nour El-Ahmadi; and Dr. Frederick J. Leonberger.  At the Annual Meeting, the shareholders will elect: (i) two Class I directors to serve until the 2021 Annual Meeting or until their successors have been duly elected and qualified, or until their earlier death, resignation, removal or retirement.

The Board proposes that the individuals listed below as Class I nominees be elected as Class I directors. Each nominee has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

The names of the Class I nominees are set forth below:

Name	Position(s) with the Company	Term	Year First Elected Director
Siraj Nour El-Ahmadi	Director	Class I	2012
Frederick J. Leonberger	Director	Class I	2017

Directors Not Standing for Election

The names of the Directors who are not standing for election at the Annual Meeting are the following Class II directors, whose terms expire in 2019; and the following Class III directors, whose terms expire in 2020:

Name	Position(s) with the Company	Class	Year First Elected Director
Michael S. Lebby	Director, Chief Executive Officer	Class II	2014
Thomas E. Zelibor	Chair of the Board	Class III	2008
James S. Marcelli	Director, Pres., Chief Operating Officer, Sec.	Class III	2008
William C. Pickett, III	Director	Class III	2008
Joseph A. Miller, Jr.	Director	Class II	2011
Ronald A. Bucchi	Director	Class II	2012

Vote Required

Directors will be elected by a plurality of the votes cast at the Annual Meeting. A “withhold” vote with respect to any nominee will have no effect on the election of that nominee. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all of the above Nominees.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2017

We are asking shareholders to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Morison Cogen LLP was our independent registered public accounting firm for our fiscal years ended December 31, 2017 and 2016. A representative of Morison Cogen, LLP is expected to be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The aggregate fees billed for professional services by Morison Cogen, LLP during 2017 and 2016 were as follows:

	2017	2016

Audit Fees	$56,675	$61,375
Audit-Related Fees	—	—
Tax Fees	6,000	6,000
All Other Fees	—	—

Audit Fees are the fees billed during the years ended December 31, 2017 and December 31, 2016 for professional services rendered by Morison Cogen, LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by Morison Cogen, LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are the aggregate fees billed during the years ended December 31, 2017 and December 31, 2016 for assurance and related services rendered by Morison Cogen, LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the category Audit Fees described above.

Tax Fees are the fees billed during the years ended December 31, 2017 and December 31, 2016 for tax compliance services rendered by Morison Cogen, LLP.

All Other Fees are the aggregate fees billed for products and services provided during the years ended December 31, 2017 and December 31, 2016 by Morison Cogen, LLP, other than the services reported in the above categories.

Audit Committee Pre-Approval Policies.

The Company’s audit committee currently does not have any pre-approval policies or procedures concerning services performed by Morison Cogen, LLP. All the services performed by Morison Cogen, LLP that are described above were pre-approved by the Company’s audit committee.

None of the hours expended on Morison Cogen, LLP’s engagement to audit the Company’s financial statements for the years ended December 31, 2017 and December 31, 2016 were attributed to work performed by persons other than Morison Cogen, LLP’s full-time, permanent employees.

Vote Required

The vote required to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the proposal to ratify the appointment of Morison Cogen LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory basis, to approve the compensation of our named executive officers as described in this proxy statement. We believe that the compensation policies for our named executive officers are designed to attract, retain and motivate talented executives who are critical for the continued growth and success of our Company and to align the interests of these executives with those of our shareholders. Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail our 2017 executive compensation program and decisions made by our Board of Directors.

“Say-on-Pay” Vote

This advisory shareholder vote, commonly referred to as a “say-on-pay” vote, gives shareholders the opportunity to approve or not approve the compensation of our named executive officers that is disclosed in this proxy statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on our Board of Directors or the Company. However, our Board of Directors values the opinions of our shareholders and will take into account the outcome of the shareholder vote on this proposal at our Annual Meeting when considering future executive compensation arrangements.

Vote Required

This vote is an advisory vote and is therefore not binding on the Company or the Board of Directors. The vote required for approval of the compensation of our named executive officers is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, in addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, we are also providing shareholders with the opportunity to cast an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years, commonly known as a “say-on-frequency” vote. The ballot card provides shareholders with the opportunity to choose among four options (holding the advisory vote on executive compensation every one, two or three years, or abstain from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors. You may cast your vote on your preferred voting frequency by choosing the option of once every year (“1 year”), once every two years (“2 years”), once every three years (“3 years”), or you may abstain from voting.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three year (3-year) frequency for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that a triennial vote will allow shareholders to better evaluate our executive compensation program in relation to our short- and long-term Company performance. Additionally, a triennial vote will provide us with time to respond to shareholder concerns and implement appropriate revisions.

The purpose of this proposal is to assess shareholder preferences on the frequency of future advisory votes on executive compensation, and as such, there will be no approval or adoption of a resolution establishing the frequency of future advisory votes on executive compensation. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that is preferred by our shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our shareholders.

Vote Required

This vote is an advisory vote and is therefore not binding on the Company or the Board of Directors. You may choose from the following alternatives: every year, every two years, every three years or you may abstain. The option of one year, two years or three years that receives the highest number of votes cast by shareholders entitled to vote on the matter will be considered the frequency for the advisory vote on executive compensation that is preferred by our shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” a three year (3-year) frequency for the advisory vote on executive compensation.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

In order for shareholder proposals to be included in our proxy statement for the 2019 Annual Meeting, we must receive them at our principal executive offices, 369 Inverness Parkway, Suite 350, Englewood, CO 80112, by December 14, 2018, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2018 Annual Meeting of Shareholders. All other shareholder proposals, including nominations for directors, in order to be voted on at the 2019 Annual Meeting, must be received by us not earlier than January 17, 2019 and not later than February 16, 2019 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2018 Annual Meeting of Shareholders. In the event that the 2019 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2018 Annual Meeting of Shareholders, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2019 Annual Meeting is mailed or such public disclosure of the date of the 2019 Annual Meeting is made, whichever first occurs.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

Englewood, CO

April 13, 2018

LIGHTWAVE LOGIC, INC. c/o BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:☒	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:						number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees:

	01 Siraj Nour El-Ahmadi	02 Dr. Fred Leonberger

The Board of Directors recommends you vote FOR proposals 2 and 3 and 3 Years on proposal 4							For	Against	Abstain

2.	Ratification of the appointment of Morison Cogen LLP to serve as the Company’s Independent Registered Public Accounting firm for fiscal year 2018.						☐	☐	☐

3.	Advisory vote on executive compensation.						☐	☐	☐

4.	Advisory vote on the frequency of future advisory votes on executive compensation.					☐ 1 year	☐ 2 years	☐ 3 years	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

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LIGHTWAVE LOGIC, INC.
Annual Meeting of Shareholders
May 17, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Dr. Michael Lebby and/or James S. Marcelli with the power of substitution and resubstitution to vote any and all shares of capital stock of Lightwave Logic, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Thursday, May 17, 2018 at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side